Exhibit 99.1

TTM Announces Early Tender Results of Cash Tender Offer and Consent Solicitation For Any and All Of Its 5.625% Senior Notes Due 2025 And Receipt of Requisite Consents

SANTA ANA, Calif., March 09, 2021 (GLOBE NEWSWIRE) — TTM Technologies, Inc. (NASDAQ:TTMI) (“TTM”) announced today the early tender results as of 5:00 p.m., New York City time, on March 8, 2021 (the “Early Tender Deadline”) of its previously announced tender offer (the “Tender Offer”) to purchase for cash any and all of its outstanding $375 million aggregate principal amount of 5.625% Senior Notes due 2025 (the “Notes”).

In connection with the Tender Offer, TTM also announced the results as of the Early Tender Deadline of its previously announced solicitation of consents (the “Consents”) from holders of the Notes (the “Consent Solicitation”) to the proposed amendment to the indenture, dated as of September 28, 2017, governing the Notes (as amended or supplemented, the “Indenture”), to shorten the minimum notice period for the optional redemption of the Notes by TTM from 30 calendar days to three business days (the “Proposed Amendment”).

The terms and conditions of the Tender Offer and Consent Solicitation are described in an Offer to Purchase and Consent Solicitation Statement, dated February 23, 2021 (the “Offer to Purchase and Consent Solicitation Statement”).

The aggregate principal amount of Notes validly tendered and not validly withdrawn at or prior to the Early Tender Deadline (the “Early Tender Notes”), as well as the percentage of the aggregate principal amount of Notes outstanding constituting Early Tender Notes, is set forth in the columns entitled “Aggregate Principal Amount of Early Tender Notes” and “Percentage of Outstanding Principal Amount Tendered,” respectively, in the table below. The consideration being offered for any such Early Tender Notes accepted for purchase in the Tender Offer and Consent Solicitation is also set forth in the table below:

CUSIP/ISIN	Outstanding Principal Amount		Title of Notes	Aggregate Principal Amount of Early Tender Notes	Percentage of Outstanding Principal Amount Tendered	Early Tender Payment(1)(2)	Tender Offer Consideration(1)(3)	Total Consideration(1)(3)
Regulation 144A Global Note: CUSIP: 87305RAH2 ISIN: US87305RAH21 Regulation S Global Note: CUSIP: U8729LAB9 ISIN: USU8729LAB90 IAI Global Note: CUSIP: 87305RAJ8 ISIN: US87305RAJ86	US$	375,000,000	5.625% Senior Notes due October 1, 2025	$247,186,000	65.92%	$50.00	$979.30	$1,029.30

(1)	Per $1,000 principal amount of Early Tender Notes accepted for purchase.
(2)	Included in the Total Consideration for Early Tender Notes accepted for purchase.
(3)	Does not include accrued and unpaid interest that will be paid on the Early Tender Notes accepted for purchase.

The Tender Offer and Consent Solicitation will expire at Midnight, New York City time, at the end of March 22, 2021, unless extended or earlier terminated by TTM (the “Expiration Date”). No tenders submitted after the Expiration Date will be valid. Subject to the terms and conditions of the Tender Offer, holders of the Early Tender Notes will receive the Total Consideration set forth in the table above, which includes the Early Tender Payment set forth in the table above. Holders of Notes tendering their Notes after the Early Tender Deadline and prior to the Expiration Date will only be eligible to receive the Tender Offer Consideration set forth in the table above, which is the Total Consideration less the Early Tender Payment.

The Early Settlement Date (as defined in the Offer to Purchase and Consent Solicitation Statement) for the Early Tender Notes is currently expected to be on March 10, 2021. Any Notes validly tendered and related consents validly delivered after the Early Tender Deadline may not be withdrawn or revoked, except as required by law.

In addition, holders of all Notes validly tendered and accepted for purchase pursuant to the Tender Offer will receive accrued and unpaid interest on such Notes from the last interest payment date with respect to such Notes to, but excluding, the Early Settlement Date.

TTM’s obligations to accept Notes and Consents on the Early Settlement Date are subject to, and conditioned upon, the satisfaction or waiver of certain conditions described in the Offer to Purchase and Consent Solicitation Statement, including, among other things, TTM consummating the previously announced private offering of $500 million in aggregate principal amount of its 4.000% senior notes due 2029 (the “New Debt Financing”) on terms satisfactory to it, and having funds available therefrom, together with cash on hand, that will allow it to purchase the Notes pursuant to the Tender Offer.

In addition, because TTM received Consents in respect of a majority of the aggregate principal amount of the Notes then outstanding (the “Requisite Consents”) as of the Early Tender Deadline, TTM expects to execute and deliver a supplemental indenture to the Indenture giving effect to the Proposed Amendment. The Proposed Amendment is expected to become operative on the Early Settlement Date, after which TTM intends to issue a notice of redemption to redeem all of the Notes not purchased pursuant to the Tender Offer and Consent Solicitation on the Early Settlement Date. The redemption date with respect to such notice of redemption is expected to be March 15, 2021.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful. This press release shall not constitute a notice of redemption under the Indenture or an obligation to issue a notice of redemption.

J.P. Morgan Securities LLC is the dealer manager and solicitation agent (the “Dealer Manager”) in the Tender Offer and Consent Solicitation. D.F. King & Co. has been retained to serve as both the depositary and the information agent (the “Depositary and Information Agent”) for the Tender Offer and Consent Solicitation. Questions regarding the Tender Offer and Consent Solicitation should be directed to J.P. Morgan Securities LLC at (866) 834-2045 (Toll Free). Requests for copies of the Offer to Purchase and Consent Solicitation Statement and other related materials should be directed to D.F. King & Co. at ttm@dfking.com (email), (866) 406-2283 (Toll Free) or (212) 269-5550 (banks and brokers).

None of TTM, its board of directors, the Dealer Manager, the Depositary and Information Agent, the Trustee under the Indenture, the Paying Agent under the Indenture or the Registrar and Transfer Agent under the Indenture or any of TTM’s affiliates, makes any recommendation as to whether holders of the Notes should tender any Notes in response to the Tender Offer and Consent Solicitation. The Tender Offer and Consent Solicitation are made only by the Offer to Purchase and Consent Solicitation Statement. The Tender Offer and Consent Solicitation are not being made to holders of Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which the Tender Offer and Consent Solicitation are required to be made by a licensed broker or dealer, the Tender Offer and Consent Solicitation will be deemed to be made on behalf of TTM by the Dealer Manager or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

Forward-looking Statements

This release contains forward-looking statements that relate to future events. TTM cautions you that such statements are simply predictions and actual events or results may differ materially. These statements reflect TTM’s current expectations, and TTM does not undertake to update or revise these forward looking statements, even if experience or future changes make it clear that any projected results expressed or implied in this or other TTM statements will not be realized. Further, these statements involve risks and uncertainties, many of which are beyond TTM’s control, which could cause actual results to differ materially from the forward-looking statements. Statements related to, among other things, the terms and timing for completion of the Tender Offer and Consent Solicitation, including the acceptance for purchase of any Notes validly tendered and any related Consents validly delivered, the expected Early Tender Deadline, Expiration Date and settlement dates thereof, and the satisfaction or waiver of certain conditions of the Tender Offer and Consent Solicitation and statements regarding the terms or timing of the New Debt Financing and the redemption of the Notes, constitute forward-looking statements. For a description of additional factors that may cause TTM’s actual results, performance or expectations to differ from any forward-looking statements, please review the information set forth in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of TTM’s public reports filed with the Securities and Exchange Commission.

About TTM

TTM Technologies, Inc. is a leading global printed circuit board manufacturer, focusing on quick-turn and volume production of technologically advanced PCBs and backplane assemblies as well as a global designer and manufacturer of high-frequency radio frequency (RF) and microwave components and assemblies. TTM stands for time-to-market, representing how TTM’s time-critical, one-stop manufacturing services enable customers to shorten the time required to develop new products and bring them to market.

Contact:

Sameer Desai,

Senior Director, Corporate

Development & Investor Relations

sameer.desai@ttmtech.com

714-327-3050